                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY
================================================================================


                           RANGE RESOURCES CORPORATION

                                    As Issuer

                               PMOG HOLDINGS, INC.
                              RANGE ENERGY I, INC.
                               RANGE HOLDCO, INC.
                            RANGE PRODUCTION COMPANY
                        RANGE ENERGY VENTURES CORPORATION
                              GULFSTAR ENERGY, INC.
                        RANGE ENERGY FINANCE CORPORATION
                              RB OPERATING COMPANY

                                  As Guarantors

                    6 3/8% SENIOR SUBORDINATED NOTES DUE 2015

                                   ----------

                                    INDENTURE

                            Dated as of March 9, 2005

                                   ----------

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   As Trustee

                                   ----------

================================================================================

                             CROSS -REFERENCE TABLE*

Trust Indenture                                                       Indenture
Act Section                                                             Section
310  (a) (1)...........................................                   7.10
     (a) (2)...........................................                   7.10
     (a) (3)...........................................                   N.A.
     (a) (4)...........................................                   N.A.
     (a) (5)...........................................                   7.10
     (b)...............................................                   7.10
     (c)...............................................                   N.A.
311  (a)...............................................                   7.11
     (b)...............................................                   7.11
     (c)...............................................                   N.A.
     (b)...............................................                  12.03
     (c)...............................................                  12.03
313  (a)...............................................                   7.06
     (b) (1)...........................................                   N.A.
     (b) (2)...........................................                   7.07
     (c)...............................................            7.06, 12.02
     (d)...............................................                   7.06
314  (a)...............................................            4.03; 12.02
     (b)...............................................                   N.A.
     (c) (1)...........................................                  12.04
     (c) (2)...........................................                  12.04
     (c) (3)...........................................                   N.A.
     (d)...............................................          10.03 - 10.05
     (e)...............................................                  12.05
     (f)...............................................                   N.A.
315  (a)...............................................                   7.01
     (b)...............................................            7.05; 12.02
     (c)...............................................                   7.01
     (d)...............................................                   7.01
     (e)...............................................                   6.11
316  (a)...............................................                   2.05
     (a) (1) (A).......................................                   6.05
     (a) (1) (B).......................................                   6.04
     (a) (2)...........................................                   N.A.
     (b)...............................................                   6.07
     (c)...............................................                  12.02
317  (a) (1)...........................................                   6.08
     (a) (2)...........................................                   6.09
     (b)...............................................                   2.03
318  (a)...............................................                  12.01
     (b)...............................................                   N.A.
     (c)...............................................                  12.01

-----------------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                 ---------------------------------------------

                                                                                                    PAGE
                                                                                                    ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.......................................................................     1
Section 1.02.  Other Definitions.................................................................    18
Section 1.03.  Incorporation by Reference of Trust Indenture Act.................................    19
Section 1.04.  Rules of Construction.............................................................    20

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form, Dating and Denominations 144A, Reg S; Legends 144A, Reg S...................    20
Section 2.02.  Execution and Authentication; Exchange Notes; Additional Notes....................    21
Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold
        Money in Trust...........................................................................    22
Section 2.04.  Replacement Notes.................................................................    23
Section 2.05.  Outstanding Notes.................................................................    23
Section 2.06.  Temporary Notes...................................................................    24
Section 2.07.  Cancellation......................................................................    24
Section 2.08.  CUSIP and CINS Numbers............................................................    24
Section 2.09.  Registration, Transfer and Exchange...............................................    25
Section 2.10.  Restrictions on Transfer and Exchange.............................................    27
Section 2.11.  Regulation S Temporary Offshore Global Notes......................................    29
Section 2.12.  Defaulted Interest................................................................    30

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee................................................................    30
Section 3.02.  Selection of Notes to be Redeemed.................................................    30
Section 3.03.  Notice of Redemption..............................................................    31
Section 3.04.  Effect of Notice of Redemption....................................................    32
Section 3.05.  Deposit of Redemption Price.......................................................    32
Section 3.06.  Notes Redeemed in Part............................................................    32
Section 3.07.  Optional Redemption...............................................................    32
Section 3.08.  Mandatory Redemption..............................................................    33
Section 3.09.  Offer to Purchase by Application of Excess Proceeds...............................    33

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes..................................................................    35

Section 4.02.  Maintenance of Office or Agency...................................................    35
Section 4.03.  Reports...........................................................................    36
Section 4.04.  Compliance Certificate............................................................    36
Section 4.05.  Taxes.............................................................................    37
Section 4.06.  Stay, Extension and Usury Laws....................................................    37
Section 4.07.  Restricted Payments...............................................................    37
Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries....................    40
Section 4.09.  Incurrence of Indebtedness and Issuance of Disqualified Stock.....................    40
Section 4.10.  Asset Sales.......................................................................    42
Section 4.11.  Transactions with Affiliates......................................................    43
Section 4.12.  Liens.............................................................................    44
Section 4.13.  Offer to Repurchase Upon Change of Control........................................    44
Section 4.14.  Additional Subsidiary Guarantees..................................................    45
Section 4.15.  Corporate Existence...............................................................    45
Section 4.16.  No Senior Subordinated Debt.......................................................    46
Section 4.17.  Business Activities...............................................................    46

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Substantially All Assets........................    46
Section 5.02.  Successor Corporation Substituted.................................................    47

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.................................................................    47
Section 6.02.  Acceleration......................................................................    49
Section 6.03.  Other Remedies....................................................................    50
Section 6.04.  Waiver of Past Defaults...........................................................    50
Section 6.05.  Control by Majority...............................................................    51
Section 6.06.  Limitation on Suits...............................................................    51
Section 6.07.  Rights of Holders of Notes to Receive Payment.....................................    51
Section 6.08.  Collection Suit by Trustee........................................................    51
Section 6.09.  Trustee May File Proofs of Claim..................................................    52
Section 6.10.  Priorities........................................................................    52
Section 6.11.  Undertaking for Costs.............................................................    53

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.................................................................    53
Section 7.02.  Rights of Trustee.................................................................    54
Section 7.03.  Individual Rights of Trustee......................................................    55
Section 7.04.  Trustee's Disclaimer..............................................................    55
Section 7.05.  Notice of Defaults................................................................    56
Section 7.06.  Reports by Trustee to Holders of the Notes........................................    56

Section 7.07.  Compensation and Indemnity........................................................    56
Section 7.08.  Replacement of Trustee............................................................    57
Section 7.09.  Successor Trustee by Merger, etc..................................................    58
Section 7.10.  Eligibility; Disqualification.....................................................    58
Section 7.11.  Preferential Collection of Claims Against Company.................................    58

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance..........................    59
Section 8.02.  Legal Defeasance and Discharge....................................................    59
Section 8.03.  Covenant Defeasance...............................................................    59
Section 8.04.  Conditions to Legal or Covenant Defeasance........................................    60
Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
        Miscellaneous Provisions.................................................................    61
Section 8.06.  Repayment to Company..............................................................    62
Section 8.07.  Reinstatement.....................................................................    62

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes...............................................    62
Section 9.02.  With Consent of Holders of Notes..................................................    63
Section 9.03.  Compliance with Trust Indenture Act...............................................    65
Section 9.04.  Revocation and Effect of Consents.................................................    65
Section 9.05.  Notation on or Exchange of Notes..................................................    65
Section 9.06.  Trustee to Sign Amendment, etc....................................................    65

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01.  Agreement to Subordinate.........................................................    65
Section 10.02.  Certain Definitions..............................................................    66
Section 10.03.  Liquidation; Dissolution; Bankruptcy.............................................    66
Section 10.04.  Default on Designated Senior Debt................................................    68
Section 10.05.  Acceleration of Notes............................................................    69
Section 10.06.  When Distribution Must be Paid Over..............................................    69
Section 10.07.  Notice by Company................................................................    70
Section 10.08.  Subrogation......................................................................    70
Section 10.09.  Relative Rights..................................................................    70
Section 10.10.  Subordination May Not be Impaired by Company or the Subsidiary
        Guarantors...............................................................................    71
Section 10.11.  Payment, Distribution or Notice to Representative................................    71
Section 10.12.  Rights of Trustee and Paying Agent...............................................    71
Section 10.13.  Authorization to Effect Subordination............................................    72
Section 10.14.  Amendments.......................................................................    72
Section 10.15.  No Waiver of Subordination Provisions............................................    72

                                  ARTICLE 11
                                THE GUARANTEES

Section 11.01.  The Guarantees...................................................................    72
Section 11.02.  Execution and Delivery of Guarantees.............................................    73
Section 11.03.  Subsidiary Guarantors May Consolidate, etc., on Certain Terms....................    74
Section 11.04.  Releases of Guarantees...........................................................    75
Section 11.05.  Limitation on Subsidiary Guarantor Liability.....................................    75
Section 11.06.  "Trustee" to Include Paying Agent................................................    76
Section 11.07.  Subordination of Guarantees......................................................    76

                                  ARTICLE 12
                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.....................................................    76
Section 12.02.  Notices..........................................................................    76
Section 12.03.  Communication by Holders of Notes with Other Holders of Notes....................    78
Section 12.04.  Certificate and Opinion as to Conditions Precedent...............................    78
Section 12.05.  Statements Required in Certificate or Opinion....................................    78
Section 12.06.  Rules by Trustee and Agents......................................................    78
Section 12.07.  No Personal Liability of Directors, Officers, Employees and Stockholders.........    79
Section 12.08.  Governing Law....................................................................    79
Section 12.09.  No Adverse Interpretation of Other Agreements....................................    79
Section 12.10.  Successors.......................................................................    79
Section 12.11.  Severability.....................................................................    79
Section 12.12.  Counterpart Originals............................................................    79
Section 12.13.  Table of Contents, Headings, etc.................................................    79
Section 12.14.  Actions on Other than Business Days..............................................    80

EXHIBITS
EXHIBIT A  Form of Note
EXHIBIT B  Reserved
EXHIBIT C  Restricted Legend
EXHIBIT D  DTC Legend
EXHIBIT E  Regulation S Certificate
EXHIBIT F  Rule 144A Certificate
EXHIBIT G  Certificate of Beneficial Ownership
EXHIBIT H  Temporary Offshore Global Note Legend
EXHIBIT I  Guarantee

           INDENTURE dated as of March 9, 2005 among Range Resources Corporation, a Delaware corporation (the "Company"), as issuer, the Subsidiary Guarantors (as hereinafter defined) as guarantors and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

           The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6 3/8% Senior Subordinated Notes due 2015 of the Company (the "Notes"):

Article 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

           Section 1.01. Definitions.

           "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Additional Notes" means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that the date from which interest on the Additional Notes will accrue may be different.

           "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with the Commission's guidelines before any state or federal income taxes, with no less than 80% of the discounted future net revenues estimated by one or more nationally recognized firms of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with the Commission's guidelines (utilizing the prices utilized in such year-end reserve report) increased by the accretion of the discount from the date of the reserve report to the date of determination, and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with the Commission's guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clause
(1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (i) (a) shall be confirmed in writing by one or more nationally recognized firms of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (2) the book value of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangements) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest annual or quarterly financial statements, minus (ii) the sum of (a) minority interests, (b) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, and
(c) the discounted future net revenues, calculated in accordance with the Commission's guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i) (a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company was still using the successful efforts method of accounting.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or Authenticating Agent.

           "Agent Member" means a member of, or a participant in, the Depositary.

           "Asset Sale" means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.13 and/or 5.01 hereof and not by Section 4.10 hereof, and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries

(including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (1) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (3) the making of a Permitted Investment or a Restricted Payment that is permitted by Section 4.07, (4) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (5) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any oil and gas property owned or held by another Person, which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (6) the trade or exchange by the Company or any Subsidiary of the Company of any oil and gas property owned or held by the Company or such Subsidiary for Equity Interests in another Person engaged primarily in the Oil and Gas Business which, together with all other such trades or exchanges (to the extent excluded from the definition of Asset Sale pursuant to this clause (6)) since the date of this Indenture, do not exceed 5% of Adjusted Consolidated Net Tangible Assets determined after such trade or exchange and (7) the sale or transfer of hydrocarbons or other mineral products or other inventory or surplus or obsolete equipment in the ordinary course of business.

           "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Authenticating Agent" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

           "Bankruptcy Code" means Title 11 of the United States Code, as amended.

           "Board of Directors" means the Board of Directors of the Company or a Subsidiary Guarantor, as applicable, or any authorized committee of such Board of Directors.

           "Borrowing Base" means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having a rating of at least P1 from Moody's or a rating of at least Al from S&P, and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (ii) through (v) above.

           "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit G.

           "Certificated Note" means a Note in registered individual form without interest coupons.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (as such terms are used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or group of related "persons" becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 40% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "Closing Date" the date of the closing of the sale of the Original Notes offered pursuant to the Offering.

           "Commission" means the Securities and Exchange Commission.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss, plus any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was included in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were included in computing such Consolidated Net Income, plus (v) exploration expenses for such Person and its Restricted Subsidiaries for such period to the extent such exploration expenses were included in computing such Consolidated Net Income, plus (vi) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such other non-cash charges were included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that

Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any impairments or write-downs of oil and natural gas assets shall be excluded, provided, however, that ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs, as if such write-downs had not occurred, (vi) extraordinary non-cash losses shall be excluded, (vii) any non-cash compensation expenses realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries shall be excluded and (viii) any unrealized non-cash gains or losses or changes in respect of hedge or non-hedge derivatives (including those resulting from the application of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133) shall be excluded.

           "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which internal financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of June 23, 2004, as amended on December 6, 2004, and as further amended on March 2, 2005, by and among the Company, Great Lakes Energy Partners L.L.C., and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois), a national banking association), The Frost National Bank, The Bank of Nova Scotia, Union Bank of California, N.A., Wachovia Bank, National Association, Key Bank, Harris Nesbitt

Financing, Inc., Southwest Bank of Texas, N.A., Hibernia National Bank, Comerica Bank, Natexis Banques Populaires, Fortis Capital Corp., Fleet National Bank, Compass Bank, Calyon New York Branch and Bank of Scotland and JPMorgan Chase Bank N.A. (formerly Bank One, NA), as Administrative Agent, Fleet National Bank, as Co-Documentation Agent, Fortis Capital Corp., as Co-Documentation Agent, Calyon, New York Branch, as Co-Syndication Agent, Harris Nesbitt Financing, Inc., as Co-Syndication Agent, J.P. Morgan Securities Inc. (formerly Banc One Capital Markets, Inc.), as Sole Lead Arranger and Sole Bookrunner providing for up to $600 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

           "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payment financing, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under this Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness set forth in Section 4.09 hereof.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Depositary" means the depositary of each Global Note, which will initially be DTC.

           "Designated Senior Debt" means (i) the Credit Agreement and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

           "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

           "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

           "DTC" means The Depository Trust Company, a New York corporation, and its successors.

           "DTC Legend" means the legend set forth in Exhibit D.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Notes" means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Liquidated Damages will be eliminated).

           "Exchange Offer" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

           "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

           "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person pursuant to the first paragraph of Section 4.09 hereof during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by the referent Person or any of its Restricted Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

           "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

           "Global Note" means a Note in registered global form without interest coupons.

           "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depositary receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depositary receipt.

           "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Guarantee" means each of the Guarantees of the Notes by the Subsidiary Guarantors hereunder.

           "Holder" means a Person in whose name a Note is registered on the Registrar's books.

           "Indebtedness" means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (c) obligations of such Person in respect of production imbalances, (d) Attributable Debt of such Person, and (e) to the extent not otherwise included in the foregoing, the guarantee by such Person of any indebtedness of any other Person; provided that the indebtedness described in clauses (a) (i), (ii), (iv) and (v) shall be included in this definition of Indebtedness only if, and to the extent that, the indebtedness described in such clauses would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

           "Initial Notes" means the Notes issued on the Closing Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

           "Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

           "interest", in respect of the Notes, unless the context otherwise requires, refers to interest and Liquidated Damages, if any.

           "Interest Rate Hedging Agreements" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the oil and gas industry), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) Interest Rate Hedging Agreements entered into in accordance with the limitations set forth in clause (g) of the definition of "Permitted Indebtedness" set forth in Section 4.09 hereof, (iii) Oil and Gas Hedging Contracts entered into in accordance with the limitations set forth in clause (h) of the definition of "Permitted Indebtedness" set forth in Section
4.09 hereof and (iv) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago, the City of Houston, Texas or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

           "Liquidated Damages" means liquidated damages owed to the Holders pursuant to a Registration Rights Agreement.

           "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i) (a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change; (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by one or more nationally recognized firms of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section 4.10 hereof.

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

           "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

           "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133).

           "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity or agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

           "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the offering of the Notes by the Company.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the

Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary, any Vice-President of such Person or any other individual designated in writing by such Person as an Officer.

           "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

           "Offshore Global Note" means a Global Note representing Notes issued and sold pursuant to Regulation S.

           "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, distribution, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

           "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary Guarantor or the Trustee.

           "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

           "pari passu Indebtedness" means indebtedness which ranks pari passu in right of payment to the Notes.

           "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

           "Permanent Offshore Global Note" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

           "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Wholly Owned

Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding not to exceed $10.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) shares of Capital Stock received in connection with any good faith settlement of a bankruptcy proceeding involving a trade creditor; (h) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations other than any Investment received pursuant to the Asset Sale provision and (i) the acquisition of any Equity Interests pursuant to a transaction of the type described in clause (6) of the exclusion from the definition of "Asset Sale".

           "Permitted Liens" means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt, in each case, that is outstanding on the date of issuance of the Notes and Liens securing Senior Debt that are permitted by the terms of this Indenture to be incurred, (ii) Liens in favor of the Company, (iii) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided, that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property,
(iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters), (v) Liens existing on the date of this Indenture, (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor,
(vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business, (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired, (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development or operation thereof, (x) Liens in pipelines or pipeline facilities that arise under operation of law, (xi) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business, (xii) Liens reserved in oil and gas mineral leases for bonus and rental payments and for compliance with the terms of such leases, (xiii) Liens securing the Notes and (xiv) Liens not otherwise permitted by clauses (i) through (xiii) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

           "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable taken as a whole to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

           "Registrar" means a Person engaged to maintain the Register.

           "Registration Rights Agreement" means (i) the Registration Rights Agreement dated on or about the Closing Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

           "Regulation S" means Regulation S under the Securities Act.

           "Regulation S Certificate" means a certificate substantially in the form of Exhibit E hereto.

           "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to Section 4.10 or 4.13 hereof.

           "Responsible Officer" when used with respect to the Trustee, means the officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "Restricted Legend" means the legend set forth in Exhibit C.

           "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

           "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

           "Rule 144A" means Rule 144A under the Securities Act.

           "Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

           "S&P" means Standard & Poor's Ratings Group and its successors.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1.02 of Regulations S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

           "Subordinated Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the date of the issuance of the Notes or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "Subsidiary Guarantors" means each Restricted Subsidiary of the Company existing on the date hereof (such subsidiaries being PMOG Holdings, Inc., Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation and RB Operating Company) and any other future Restricted Subsidiary of the Company and in each case their respective successors and assigns; provided that in no event shall any Subsidiary acquired by the Company after the date of this Indenture that is organized under the laws of a jurisdiction other than the United States or any State or other subdivision thereof (a "non-U.S. Subsidiary") be a Subsidiary Guarantor under this Indenture.

           "Temporary Offshore Global Note" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

           "Temporary Offshore Global Note Legend" means the legend set forth in Exhibit H.

           "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date on which this Indenture is qualified under the TIA.

           "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

           "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted, Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter consist of, Non-Recourse Debt; (c) the Company certifies that such designation was permitted by Section 4.07; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such

Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 4.09 on a pro forma basis taking into account such designation and (2) such Subsidiary executes a Guarantee pursuant to Section
11.04 of this Indenture.

           "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

           "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Restricted Subsidiary" means, with respect to any Person, a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) are owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

           Section 1.02. Other Definitions.

                                         Term                                                             Defined in Section
"Affiliate Transaction".............................................................                             4.11
"Asset Sale Offer"..................................................................                             3.09
"Bankruptcy Law"....................................................................                            10.02
"Change of Control Offer"...........................................................                             4.13
"Change of Control Payment".........................................................                             4.13
"Change of Control Payment Date"....................................................                             4.13
"Covenant Defeasance"...............................................................                             8.03
"Custodian".........................................................................                             6.01
"Event of Default"..................................................................                             6.01
"Excess Proceeds"...................................................................                             4.10
"incur".............................................................................                             4.09
"Legal Defeasance"..................................................................                             8.02
"Notice of Default".................................................................                             6.01
"Offer Amount"......................................................................                             3.09
"Offer Period"......................................................................                             3.09
"Payment Blockage Notice"...........................................................                            10.04
"Payment Default"...................................................................                             6.01
"Permitted Indebtedness"............................................................                             4.09
"Purchase Date".....................................................................                             3.09
"Register"..........................................................................                             2.09
"Representative"....................................................................                            10.02
"Restricted Payments"...............................................................                             4.07
"Senior Debt".......................................................................                            10.02

           Section 1.03. Incorporation by Reference of Trust Indenture Act.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" with respect to the Notes means the Company and with respect to the Guarantees means the Subsidiary Guarantors and any successor obligor upon the Notes and the Guarantees, respectively.

           All other terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

           Section 1.04. Rules of Construction.

           Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3) "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5) provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                    THE NOTES

           Section 2.01. Form, Dating and Denominations 144A, Reg S; Legends 144A, Reg S.

           (a)The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated herein and made part of this Indenture. The Guarantees of the Subsidiary Guarantors shall be substantially in the form of Exhibit I hereto, the terms of which are incorporated in and made part of this indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes will be fully registered as to principal and interest in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

           (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

                      (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

                      (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

                      (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in
           Section 2.11(a).

                      (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

                      (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

           (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                      (2) after an Initial Note or any Initial Additional Note is

                                 (x) sold pursuant to an effective registration
                      statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

           (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

           Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes.

           (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

           (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

           (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

                      (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000,

                      (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

                      (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

                      (1) Receipt by the Trustee of an Officers' Certificate specifying

                                 (A) the amount of Notes to be authenticated and
                      the date on which the Notes are to be authenticated,

                                 (B) whether the Notes are to be Initial Notes
                      or Additional Notes or Exchange Notes,

                                 (C) in the case of Initial Additional Notes,
                      that the issuance of such Notes does not contravene any provision of Article 4,

                                 (D) whether the Notes are to be issued as one
                      or more Global Notes or Certificated Notes, and

                                 (E) other information the Company may determine
                      to include or the Trustee may reasonably request.

                      (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

                      (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

           Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

           (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

           (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or of interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

           Section 2.04. Replacement Notes.

           If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

           Section 2.05. Outstanding Notes.

           (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

                      (1) Notes cancelled by the Trustee or delivered to it for cancellation;

                      (2) any Note which has been replaced pursuant to Section
           2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                      (3) on or after the maturity date or any redemption date or date for repurchase of the Notes pursuant to an Asset Sale Offer or a Change of Control Offer, those Notes payable or to be redeemed or repurchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

           (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

           Section 2.06. Temporary Notes.

           Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

           Section 2.07. Cancellation.

           The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its document retention procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

           Section 2.08. CUSIP and CINS Numbers.

           The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

      Section 2.09. Registration, Transfer and Exchange.

      (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

      (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

            (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

            (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

            (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or
      (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

      (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

      (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

            (x) no transfer or exchange will be effective until it is registered in such register and

            (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or repurchased, (ii) to register the transfer of or exchange any Note so selected for redemption or repurchase in whole or in part, except, in the case of a partial redemption or repurchase, that portion of any Note not being redeemed or repurchased, or
      (iii) if a redemption or a repurchase is to occur after a regular record date but on or before the corresponding related interest payment date, to register the transfer of or exchange any Note on or after the regular record date and before the date of redemption or repurchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

      From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

      No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

            (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

            (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and
      (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

      Section 2.10. Restrictions on Transfer and Exchange.

      (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

      (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

              A                              B                 C
U.S. Global Note               U.S. Global Note               (1)
U.S. Global Note               Offshore Global Note           (2)

      A                              B                         C
U.S. Global Note               Certificated Note              (3)
Offshore Global Note           U.S. Global Note               (4)
Offshore Global Note           Offshore Global Note           (1)
Offshore Global Note           Certificated Note              (5)
Certificated Note              U.S. Global Note               (4)
Certificated Note              Offshore Global Note           (2)
Certificated Note              Certificated Note              (3)

            (1)  No certification is required.

            (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

            (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

            (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

            (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

      (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

         (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

         (2) (x) sold pursuant to an effective registration statement or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

      Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

      (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

      Section 2.11. Regulation S Temporary Offshore Global Notes.

      (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

      (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

      (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

      (d) Notwithstanding anything to the contrary contained herein, no owner of a beneficial interest in a Temporary Offshore Global Note shall be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

Section 2.12.  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

      Section 3.01. Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, then it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

      Section 3.02. Selection of Notes to be Redeemed.

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

      Section 3.03. Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Notes to be redeemed at such Holder's registered address, provided, however, that the Company shall provide notice to the Trustee pursuant to Section 3.01 hereof at least three days (or such shorter period as shall be satisfactory to the Trustee) prior to the mailing of the notice pursuant to this Section 3.03.

      The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Notes or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption cease to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      If any of the Notes to be redeemed is in the form of a Global Note, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to redemptions.

      At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

      Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

      Section 3.05. Deposit of Redemption Price.

      On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

      Section 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

      Section 3.07. Optional Redemption.

(a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to March 15, 2010. From and after March 15, 2010, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

                                                Percentage of
      Year                                     Principal Amount
      ------------------------------------     ----------------
      2010.............................            103.188%
      2011.............................            102.125%
      2012.............................            101.063%
      2013 and thereafter..............            100.000%

      (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to March 15, 2008, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date with all or a portion of the net proceeds of sales of public Equity Interests of the Company; provided, that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such Equity Interests.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

      Section 3.08. Mandatory Redemption.

      Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      Section 3.09. Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of other pari passu Indebtedness, to repurchase Notes and any such pari passu Indebtedness (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, giving effect to any related offer for pari passu Indebtedness pursuant to Section 4.10, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in
Section 4.10; and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to repurchases.

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a written authentication order of the Company signed by two Officers of the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

      Section 4.01. Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

      The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      Section 4.02. Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Notes will be paid and where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      Section 4.03. Reports.

      Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the Commission and provide, within 15 days after such filing, the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act (but without exhibits in the case of the Holders and prospective Holders). In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders and prospective Holders (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company shall at all times comply with TIA Section 314 (a).

      Section 4.04. Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. As of the date hereof, the Company's fiscal year ends on December 31 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee of such change.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the fiscal year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      Section 4.05. Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

      Section 4.06. Stay, Extension and Usury Laws

      Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      Section 4.07. Restricted Payments.

      The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment to holders of the Company's Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses
(2), (3), (5) and (6) of the next succeeding paragraph), is less than the sum of
(i) the dollar amount calculated as of March 9, 2005 under Section 4.07(c) of that certain Indenture dated July 21, 2003 among the Company, the Subsidiary Guarantors and J.P. Morgan Trust Company, National Association as successor trustee to Bank One, National Association, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company from the issue and sale since the date of this Indenture of Equity Interests in the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment.

      The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (6) cash payments made by the Company for the repurchase, redemption or other acquisition or retirement of the Company's 7 3/8% Senior Subordinated Notes due 2013.

      The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

      In computing Consolidated Net Income for purposes of this Section 4.07,
(i) the Company shall use audited financial statements for the portion of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would on the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed by it to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or any other Credit Facilities are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture, (b) this Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

      Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified
Stock.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

            (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified

      Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and

            (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.

      Notwithstanding the foregoing, this Indenture shall not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Notes; (b) the Indebtedness evidenced by the 7 3/8% Senior Subordinated Notes; (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (1) $600.0 million (or, if there is any permanent reduction in the aggregate principal amount permitted to be borrowed under the Credit Agreement, such lesser aggregate principal amount) and (2) an amount equal to the sum of (x) $50 million plus (y) 30% of Adjusted Consolidated Net Tangible Assets determined after the incurrence of such Indebtedness (including the application of the proceeds therefrom), (d) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by this Indenture to be incurred by the Company; (e) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of this Indenture; (f) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (2) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (g) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business, and other than the extension of credit represented by such letter of credit guarantee or performance bond itself), not to exceed in the aggregate at any given time 5.0% of Total Assets;
(h) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed 105% of the principal amount of the Indebtedness to which such agreements relate; (i) Indebtedness under Oil and Gas Hedging Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (j) the incurrence by the Company of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (i), together with all Permitted Refinancing Debt incurred pursuant to clause (k) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause
(i), does not exceed $10.0 million at any one time outstanding; (k) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (k)); (l) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services; (m) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets; and
(n) production imbalances that do not, at any one time outstanding, exceed 2% of the Total Assets of the Company.

      The Company shall not permit any of its Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

      Section 4.10. Asset Sales.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary in such Asset Sale, plus all other Asset Sales since the date of this Indenture, on a cumulative basis, is in the form of cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option: (a) to reduce Senior Debt, (b) to acquire controlling interests in another Oil and Gas Business, (c) to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Oil and Gas Business, (d) to purchase long-term assets that are used or useful in such Oil and Gas Business or (e) to repurchase any Notes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph shall (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

      When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any other pari passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Notes, 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase or, in the case of any other pari passu Indebtedness, 100% of the principal amount thereof (or with respect to discount pari passu Indebtedness, the accreted value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in
Section 3.09 hereof or the agreements governing pari passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of the Notes and pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Notes surrendered by Holders thereof, and (ii) the aggregate principal amount or accreted value, as the case may be, of other pari passu Indebtedness surrendered by holders or lenders thereof, exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representatives for the pari passu Indebtedness shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the Excess Proceeds shall be reset at zero.

      Section 4.11. Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to an Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000 but less than or equal to $5,000,000, an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 but less than or equal to $10,000,000, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions (which resolution shall be conclusive evidence of compliance with this provision) and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such

Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); provided, however, that the foregoing shall not apply to (l) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Permitted Investments and Restricted Payments that are permitted by Section 4.07 hereof, and (4) any indemnification payment made to any director, officer or employee of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions.

      Section 4.12. Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Notes are secured by such Lien prior to, or on an equal and ratable basis with, the Indebtedness so secured for so long as such Indebtedness is secured by such Lien.

      Section 4.13. Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered shall be accepted for payment; (3) the purchase price and the purchase date described below (the "Change of Control Payment Date"); (4) that any Note not tendered shall continue to accrue interest, if any; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company and each Subsidiary Guarantor shall comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to such party in connection with the repurchase of the Notes as a result of a Change of Control.

      (b) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and purchases all Notes (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

      Section 4.14. Additional Subsidiary Guarantees.

      In the event that the Company or any of its Subsidiaries shall acquire or create a Restricted Subsidiary after the date of this Indenture, such newly acquired or created Restricted Subsidiary shall be deemed to make the guarantee set forth in Section 11.01 and the Company shall cause such Subsidiary to evidence such guarantee in the manner set forth in Section 11.02; provided that, in no event shall any non-U.S. Subsidiary of the Company be deemed to make such guarantee or be required to execute a Guarantee in accordance with Section 11.02.

      Section 4.15. Corporate Existence.

      Subject to Article 5 hereof, the Company and the Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company and the Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

      Section 4.16. No Senior Subordinated Debt.

      Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (ii) the Subsidiary Guarantors shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Debt of the Company and senior in any respect in right of payment to the Guarantees; provided, however, that the foregoing limitations shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

      Section 4.17. Business Activities.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

                                    ARTICLE 5
                                   SUCCESSORS

      Section 5.01. Merger, Consolidation, or Sale of Substantially All Assets.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person, in either case unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Surviving Entity (if the Company is not the continuing obligor under this Indenture) assumes all the obligations of the Company under any Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any

Indebtedness not previously an obligation of the Company or any of its Subsidiary which becomes the obligation of the Company or any of its Subsidiary as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under this Indenture) is equal to of greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions and
(v) the Company or Surviving Entity (if the Company is not the continuing obligor under this Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section
4.09 hereof. Notwithstanding the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

      Section 5.02. Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

      Section 6.01. Events of Default.

      An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest (including any interest payable as Liquidated Damages), if any, on the Notes when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
      Article 10 hereof;

            (2) the Company defaults in the payment of the principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 hereof;

            (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Article 5 hereof;

            (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14,
      4.16 and 4.17 hereof and the Default continues for the period and after the notice specified below;

            (5) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for consecutive days after the notice specified below;

            (6) except as permitted herein, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm such Subsidiary Guarantor's obligation under its Guarantee;

            (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
      (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded;

            (8) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 60 days and that require the payment of money, either individually or in an aggregate amount, in excess of $10 million;

            (9) the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (a) a commences a voluntary case or proceeding,

               (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property or

               (d) makes a general assignment for the benefit of its creditors;

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding,

               (b) appoints a Custodian of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

               (c) orders the liquidation of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary,

      and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

      The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 consecutive days after receipt of the notice. A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      Section 6.02.  Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.01 hereof) relating to the Company or any Subsidiary Guarantor occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal amount of and any accrued and unpaid interest on all the Notes to be due and payable immediately. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall notify the holders of Designated Senior Debt of such acceleration. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as any Designated Senior Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Debt or
(b) the acceleration of any Designated Senior Debt and thereafter, payments on the Notes pursuant to this Article 6 shall be made only to the extent permitted pursuant to Article 10 herein. Notwithstanding the foregoing, if any Event of Default specified in clause (9) or (10) of Section 6.01 hereof relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder.

      After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of principal, premium, if any, and interest on the Notes due under this Article 6 has been obtained by the Trustee, Holders of a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may rescind an acceleration and its consequences if (i) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all overdue interest on the Notes, if any, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

      Section 6.03.  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Section 6.04.  Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and liquidated damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this

Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 6.05.  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

      Section 6.06.  Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

      Section 6.07.  Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 6.08.  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 6.09.  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

      Section 6.10.  Priorities.

      If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under Sections 6.08 and 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and accrued interest, as the case may be, respectively; and

      Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

      Section 6.11.  Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.



                                    Article 7
                                     TRUSTEE

      Section 7.01.  Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      Section 7.02.  Rights of Trustee.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents, may in all cases pay, subject to reimbursement as provided in Section 7.07, such reasonable compensation as it deems proper to all such attorneys and agents, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        (g) Except with respect to Sections 4.01 and 4.04 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 4.04 and 6.01(1) or (2) hereof or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. For the purposes of this clause (g) only, "actual knowledge" shall mean the actual fact or statement of knowing, without any duty to make investigation with regard thereto.

        (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or the exercise of its powers hereunder.

        (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

        (j) The permissive rights of the Trustee to perform the acts enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

      Section 7.03.  Individual Rights of Trustee.

      The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections Section 7.10 and Section 7.11 hereof.

      Section 7.04.  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, or the Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in any certificate delivered pursuant hereto or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

      Section 7.05.  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in the manner contemplated in Section 7.02(g), the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

      Section 7.06.  Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b) (2) and transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA SectioN 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

      Section 7.07.  Compensation and Indemnity.

      The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and investigating or defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and the Subsidiary Guarantors of their obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary

Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Subsidiary Guarantors under this
Section 7.07 are joint and several and shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

      Section 7.08.  Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief. is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a Custodian or public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

      Section 7.09.  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10.  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation, bank or banking association organized and doing business under the laws of the Unites States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA
Section 310(b).

      Section 7.11.  Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been moved shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    Article 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

      Section 8.02.  Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Guarantees thereof on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal,. of, premium, if any, and interest on such Notes when such payments are due from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

      Section 8.03.  Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and
4.17 hereof and in clause (iv) of Section 5.01 and the covenants contained in the Guarantees with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the

Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and such Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the Company under clause
(iv) of Section 5.01, 6.01(4), 6.01(7) and 6.01(8) hereof shall not constitute Events of Default.

      Section 8.04.  Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(9) or 6.01(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;. and

        (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may. be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 8.06.  Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company. Any money held by the Trustee pursuant to this
Section 8.06 shall be held uninvested and without liability for interest.

      Section 8.07.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof, as the case may be; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



                                    Article 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

      Section 9.01.  Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

        (a) to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

        (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

        (e) to secure the Notes; or

        (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

      Section 9.02.  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

      Notwithstanding the foregoing, without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no waiver or amendment to this Indenture may make any change in the provisions of Sections 3.09, 4.10 and 4.13 hereof that adversely affect the rights of any Holder of Notes. In addition, any amendment to the provisions of
Article 10 of this Indenture shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes; provided that, no amendment may be made to the provisions of Article 10 of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to consent) consent to such change.

      Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the

Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.13 hereof);

        (c) reduce the rate of or change the time for payment of interest on any Note;

        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated in the Notes;

        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal or premium, if any, or interest on the Notes; or

        (g) make any change in the foregoing amendment and waiver provisions.

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

      Section 9.03.  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

      Section 9.04.  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      Section 9.05.  Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      Section 9.06.  Trustee to Sign Amendment, etc.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Subsidiary Guarantor may sign an amendment or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.



                                   Article 10
                                  SUBORDINATION

      Section 10.01.  Agreement to Subordinate.

      The Company and each Subsidiary Guarantor agree, and each Holder by accepting a Note and the related Guarantee agrees, that (i) the Indebtedness evidenced by (a) the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and (b) the Guarantees and other payment Obligations in respect of the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of each Subsidiary Guarantor and (ii) the subordination is for the benefit of the Holders of Senior Debt.

      Section 10.02.  Certain Definitions.

      "Bankruptcy Law" means the Bankruptcy Code or any similar Federal or state law for the relief of debtors.

      "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

      "Senior Debt" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts and (ii) any other Indebtedness of the Company or any Subsidiary of the Company permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture (other than Indebtedness under (i) any Credit Agreement or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under this Indenture).

      A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

      All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Senior
Debt) with respect to such Designated Senior Debt and all other Obligations with respect thereto.

      Section 10.03.  Liquidation; Dissolution; Bankruptcy.

        (a) Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                 (1) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes and related Obligations (except in each case that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.01 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                 (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Notes and the related Guarantees would be entitled shall be made to holders of Senior Debt of the Company (except that Holders of Notes and the related Guarantees may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to
      Section 8.01 hereof provided that the, applicable deposit does not violate
      Article 8 or 10 of this Indenture).

        (b) Upon any payment or distribution of property or securities to creditors of a Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshalling of such Subsidiary Guarantor's assets and liabilities:

                 (1) the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Notes and the related Guarantees shall be entitled to receive any payment or distribution with respect to the Guarantee made by such Subsidiary Guarantor (except in each case that Holders of Notes and the related Guarantees may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.01 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

                 (2) until all Obligations with respect to Senior Debt of such Subsidiary Guarantor (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Notes and the related Guarantees would be entitled shall be made to holders of Senior Debt of such Subsidiary Guarantor (except that Holders of Notes and the related Guarantees may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.01 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture).


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
      Under the circumstances described in this Section 10.03, the Company, any Subsidiary Guarantor or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders of the Notes and the related Guarantees would otherwise be entitled (other than securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust referred to in the second parenthetical clause of each of clauses (a)(1), (b)(1), (a)(2) and (b)(2) above, which shall be delivered or paid to the Holders of Notes as set forth in such clauses) directly to the holders of the Senior Debt of the Company and any Subsidiary Guarantor, as applicable, (pro rata to such holders on the basis of the respective amounts of Senior Debt of the Company and any Subsidiary Guarantor, as applicable, held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Debt may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision thereof or to or for the holders of such Senior Debt.

      To the extent any payment of or distribution in respect of Senior Debt (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

      Section 10.04.  Default on Designated Senior Debt.

      The Company and the Subsidiary Guarantors may not make any payment (whether by redemption, purchase, retirements, defeasance or otherwise) upon or in respect of the Notes and the related Guarantees (other than securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof if the applicable deposit does not violate Article 8 or 10 of this Indenture) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full if:

               (i) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt occurs; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless


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
      cured or waived) would permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      The Company shall resume payments on and distributions in respect of the Notes and any Subsidiary Guarantor shall resume making payments and distributions pursuant to the Guarantees upon:

                 (1) in the case of a default referred to in Section 10.04(i) hereof the date upon which the default is cured or waived, or

                 (2) in the case of a default referred to in Section 10.04(ii) hereof, the earliest of (1) the date on which such nonpayment default is cured or waived, (2) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee and (3) 90 days after the date on which the applicable Payment Blockage Notice is received unless (A) the maturity of any Designated Senior Debt has been accelerated or (B) a Default or Event of Default under Section 6.01(9) or (10) has occurred and is continuing, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

      Section 10.05.  Acceleration of Notes.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

      Section 10.06.  When Distribution Must be Paid Over.

      In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Notes or the Guarantees at a time when such payment or distribution is prohibited by
Section 10.03 or Section 10.04 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has actual knowledge that such payment or distribution is prohibited by Section 10.03 or Section 10.04) or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.


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
      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and, except as provided in Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company, the Subsidiary Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

      Section 10.07.  Notice by Company.

      The Company and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Company or any Subsidiary Guarantor that would cause a payment of any Obligations with respect to the Notes or the related Guarantees to violate this Article, but failure to give such notice shall not affect the subordination of the Notes and the related Guarantees to the Senior Debt as provided in this Article.

      Section 10.08.  Subrogation.

      After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes and the related Guarantees shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and the Guarantees) to the rights of holders of Senior Debt to receive distributions and payments applicable to Senior Debt to the extent that distributions and payments otherwise payable to the Holders of Notes and the related Guarantees have been applied to the payment of Senior Debt. A payment or distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Notes and the related Guarantees is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

      Section 10.09.  Relative Rights.

      This Article defines the relative rights of Holders of Notes and the related Guarantees and holders of Senior Debt. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders of Notes and the related Guarantees and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and the related Guarantees.


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
      If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

      Section 10.10. Subordination May Not be Impaired by Company or the Subsidiary Guarantors.

      No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article 10 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Debt may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

      Section 10.11.  Payment, Distribution or Notice to Representative.

      Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets or securities of the Company or any Subsidiary Guarantor referred to in this Article 10, the Trustee and the Holders of Notes and the related Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Notes and the related Guarantees for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

      Section 10.12.  Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes and the Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes or Guarantees to violate this Article, which notice shall specifically refer to Section 10.03 or 10.04 hereof. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


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
      Section 10.13.  Authorization to Effect Subordination.

      Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the related Guarantees.

      Section 10.14.  Amendments.

      No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of Section 6.02 relating to the Designated Senior Debt, that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative authorized to give a consent) consent to such change.

      Section 10.15.  No Waiver of Subordination Provisions.

      Without in any way limiting the generality of Section 10.09 of this Indenture, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and each Subsidiary Guarantor and any other Person.



                                   Article 11
                                 THE GUARANTEES

      Section 11.01.  The Guarantees.

      Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each of the Subsidiary Guarantors further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any Subsidiary Guarantor not paying so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

      Section 11.02.  Execution and Delivery of Guarantees.

      (i) To evidence its Guarantee set forth in Section 11.01, each of the Subsidiary Guarantors hereby agrees that a notation of such Guarantee substantially in the form of Exhibit C shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee, that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer and that such Subsidiary Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Subsidiary Guarantor and that such Guarantee is a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

      Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      If an Officer whose signature is on this Indenture or on the applicable Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed, such Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

      Section 11.03. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

      No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

        (a) subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and such Subsidiary Guarantor's Guarantee;

        (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

        (c) such transaction does not violate any of Sections 4.03, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.17.

Notwithstanding the foregoing, none of the Subsidiary Guarantors shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 5.01 hereof.

      In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any Subsidiary Guarantor.

      Section 11.04.  Releases of Guarantees.

      In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, to any corporation or other Person (including an Unrestricted Subsidiary) by way of merger, consolidation, or otherwise, in a transaction that does not violate any of the covenants of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Guarantee and such acquiring corporation or other Person (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), if other than a Subsidiary Guarantor, shall have no obligation to assume or otherwise become liable under such Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10, such Subsidiary Guarantor shall ipso facto be released from its obligations under its Guarantee and the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee.

      Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 11.

      Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Guarantee and any Unrestricted Subsidiary that becomes a Restricted Subsidiary and any newly created or newly acquired Subsidiary that is or becomes a Subsidiary shall be required to execute a Guarantee in accordance with the terms of this Indenture.

      Section 11.05.  Limitation on Subsidiary Guarantor Liability.

      For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and
(ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

      Section 11.06.  "Trustee" to Include Paying Agent.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in Article 10 and this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 10 and this Article 11 in place of the Trustee.

      Section 11.07.  Subordination of Guarantees.

      The obligations of each of the Subsidiary Guarantors under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of the Subsidiary Guarantor pursuant to Article 10 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments or distributions by or on behalf of any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.



                                   Article 12
                                  MISCELLANEOUS

      Section 12.01.  Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

      Section 12.02.  Notices.

      Any notice or communication by the Company or the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered, in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company or any Subsidiary Guarantor:


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
      Range Resources Corporation
      777 Main Street, Suite 800
      Fort Worth, Texas 76102
      Telecopier No.:   (817) 810-1950
      Attention:         Rodney L. Waller

      With a copy to:

      Vinson & Elkins L.L.P.
      3700 Trammell Crow Center
      2001 Ross Avenue
      Dallas, Texas 75201-2975
      Telecopier No.:   (214) 220-7716
      Attention:        Rodney L. Moore

      If to the Trustee:

      J.P. Morgan Trust Company, National Association
      600 Travis Street, Suite 1150
      Houston, Texas  77002-3009
      Attention:        Mary Jane Henson
      Telecopier No.:   (713) 216-2431

      Ref:  Range Resources Corporation

      The Company or any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, first class mail, certified or registered, return receipt requested, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company or any Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c) .

      Section 12.04.  Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

              (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

      Section 12.05.  Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a) (4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

              (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

      Section 12.06.  Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

      Section 12.08.  Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

      Section 12.09.  No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Guarantees.

      Section 12.10.  Successors.

      All agreements of the Company and each Subsidiary Guarantor in this Indenture, the Notes and the Guarantees shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      Section 12.11.  Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.12.  Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 12.13.  Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted f or convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 12.14.  Actions on Other than Business Days.

      Unless otherwise provided herein, if the date for making any payment or the last date for the performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, such payment may be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no interest shall accrue for the period between such nominal date and the date of payment.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of
March 9, 2005

                                   RANGE RESOURCES CORPORATION


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   PMOG HOLDINGS, INC.


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   Range Energy I, Inc.


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   Range HoldCo, Inc.


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary

                                   Range Production Company


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   Range Energy Ventures Corporation


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   Gulfstar Energy, Inc.


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary


                                   Range Energy Finance Corporation


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary

                                   RB OPERATING COMPANY


Attest:                            By: /s/ Roger S. Manny
                                       -----------------------------------------
                                   Name:  Roger S. Manny
                                          --------------------------------------
                                   Title: Senior Vice President and Chief
/s/ Rodney Waller                         Financial Officer
---------------------                     --------------------------------------
    Rodney Waller
    Secretary

                                   J.P. MORGAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION, as Trustee


                                   By:     /s/ Mary Jane Henson
                                           -------------------------------------
                                   Name:    Mary Jane Henson
                                           -------------------------------------
                                   Title:  Vice President
                                           -------------------------------------

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                           RANGE RESOURCES CORPORATION

                    6 3/8% Senior Subordinated Note Due 2015

                                                  [CUSIP] [CINS] _______________

No.                                               $_______________

      RANGE RESOURCES CORPORATION, a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on March 15, 2015.

      Interest Rate: 6 3/8% per annum.

      Interest Payment Dates: March 15 and September 15, commencing September 15, 2005.1

      Regular Record Dates:  March 1 and September 1.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

----------
1 For Initial Notes only.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officers.

Date:                         RANGE RESOURCES CORPORATION


                              By:
                                    ----------------------------
                                    Name:
                                    Title:

                (Form of Trustee's Certificate of Authentication)

      This is one of the 6 3/8% Senior/Subordinated Notes Due 2015 referred to in the Indenture referred to in this Note.

                                    J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        as Trustee
                                    By:
                                          ----------------------
                                          Authorized Signatory

Date of authentication:
                         -----------------------

                             [REVERSE SIDE OF NOTE]

                           RANGE RESOURCES CORPORATION

6 3/8% Senior Subordinated Note Due 2015

      1. Principal and Interest.

      The Company promises to pay the principal of this Note on March 15, 2015.

      The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6 3/8% per annum [(subject to adjustment as provided below)].(1)

      Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing September 15, 2005.(2)

      [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 9, 2005, between the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). In the event that (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the 180th day following the Closing Date (the "EFFECTIVENESS DEADLINE") or, if that day is not a Business Day, the next day that is a Business Day, (ii) the Exchange Offer is not consummated on or prior to the earlier of the 30th Business Day following the date the Exchange Offer Registration Statement was declared effective or the 210th day following the Closing Date, or, if that day is not a Business Day, the next day that is a Business Day, or (iii) the Shelf Registration Statement (as defined in the Registration Rights Agreement) is required to be filed but is not declared effective by the later of 180 calendar days after the Closing Date or 90 days after the Shelf Registration Statement is required to be filed with the Commission, or, if either such day is not a Business Day, the next day that is a Business Day, or is declared effective by such date but thereafter ceases to be effective or usable, except if the Shelf Registration Statement or the Exchange Offer Registration Statement ceases to be effective or usable as specifically permitted by the penultimate paragraph of
Section 5 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) a "REGISTRATION DEFAULT"), liquidated damages in the form of additional cash interest ("LIQUIDATED DAMAGES") will accrue on the affected Notes and the affected Exchange Notes, as applicable, as provided in the Registration Rights Agreement. The rate of Liquidated Damages will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 0.50% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been

----------
      (1)   Include only for Initial Notes or Initial Additional Notes.

      (2)   May be modified for Additional Notes.

cured or (2) the date on which all the Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Issuer without further registration under the Securities Act.](2)

      Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](3) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Closing Date].(4) Interest will be computed in the basis of a 360-day year of twelve 30-day months.

      The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 6 3/8%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

      2. Indenture.

      This is one of the Notes issued under an Indenture dated as of March 9, 2005 (as amended from time to time, the "Indenture"), among the Company, the Subsidiary Guarantors party thereto and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

      The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $150,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

      3. Optional Redemption.

      (a) The Notes are not redeemable at the Company's option prior to March 15, 2010. From and after March 15, 2010, the Notes will be subject to redemption at the option of the

----------

      (2)   Include only for Initial Note or Initial Additional Note.

      (3)   Include only for Exchange Note.

      (4)   For Additional Notes, should be the date of their original issue.

Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                Year                    Percentage
                --------------------    ----------
                2010................    103.188%
                2011................    102.125%
                2012................    101.063%
                2013 and thereafter.    100.000%

      (b) Notwithstanding the provisions of clause (a) of this paragraph 3, prior to March 15, 2008 the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of sales of public Equity Interests of the Company; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such Equity Interests.

      4. Mandatory Redemption.

      Except as set forth in paragraph 5 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      5. Repurchase at Option of Holder.

      (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Notes to require the Company to repurchase such Notes upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Notes required by Section 9.02 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a Business Day not less than 30 days nor more than 60 days after such notice is mailed. The Company and each Subsidiary Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any other pari passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Notes, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of any pari passu Indebtedness, 100% of the principal amount thereof (or with respect to discount pari passu Indebtedness, the accreted value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.09 of the Indenture or the agreements governing the pari passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Notes and pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Notes surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of pari passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the pari passu Indebtedness shall select the Notes and the other pari passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest will cease to accrue on the aggregate principal amount of the Notes called for redemption.

      7. Registered Form; Denominations; Transfer; Exchange.

      The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

      8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

      9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Notes), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended on supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      10. Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the provisions of Article 10 of the Indenture);
(iii) failure by the Company to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions of Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.17 of the Indenture; (v)
failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Note or in the Indenture; (vi) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm such Subsidiary Guarantor's obligations under its Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded; (viii) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 60 days and that require the payment in money, either individually or in an aggregate amount, that is more than $10.0 million; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding. the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      11. Subordination. The Notes are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including, but not limited to, the payment of principal of, premium, if any, and interest on the Notes, and any other payment Obligation of the Company in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

      12. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

14. Authentication.

      This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

15. Governing Law.

      This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

      The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[NOTE: THE FORM OF GUARANTEE ATTACHED AS EXHIBIT I TO THE INDENTURE IS TO BE ATTACHED TO THIS NOTE.]

                            [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
Insert Taxpayer Identification No.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          the within Note and all rights thereunder, hereby irrevocably constituting and appointing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

      In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

[ ] (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

[ ] (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

[ ]  (3) This Note is being transferred other than in accordance with (1) or
(2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

      If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
     -----------------

                                                --------------------------------
                                                Seller


                                                By
                                                   -----------------------------

                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)
                       -----------------------------------------

                         By:(3)
                               ---------------------------------

----------

      (5) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      (3)   To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

      (a) If the Holder hereof wishes to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture (Asset Sales) or Section 4.13 of the Indenture (Offer to Repurchase Notes Upon a Change of Control) of the Indenture, check the box: 9

      If the Holder hereof wishes wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture (Asset Sales) or
Section 4.13 of the Indenture (Offer to Repurchase Notes Upon a Change of Control) of the Indenture, state the amount (in original principal amount) below:

            $                     .
             ---------------------


Date:
     ----------

Your Signature:
                -------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)
                       --------------------------------------

----------

      (1) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of interests in this Global Note for Certificated Notes or interests in another Global Note have been made:

                                                                    PRINCIPAL AMOUNT OF
                                                                     THIS GLOBAL NOTE
                      AMOUNT OF DECREASE    AMOUNT OF INCREASE        FOLLOWING SUCH             SIGNATURE OF
                      IN PRINCIPAL AMOUNT   IN PRINCIPAL AMOUNT        DECREASE (OR         AUTHORIZED OFFICER OF
   DATE OF EXCHANGE   OF THIS GLOBAL NOTE   OF THIS GLOBAL NOTE         INCREASE)                 TRUSTEE
   ----------------   -------------------   -------------------     -------------------     ---------------------









----------
 (1) For Global Notes

                                                                       EXHIBIT B




                                    RESERVED

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF RANGE RESOURCES CORPORATION, THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                                       EXHIBIT D

                                   DTC LEGEND

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

      [TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

                                                                       EXHIBIT E

                            Regulation S Certificate


                                                ---------, ----


J.P. Morgan Trust Company, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002-3009

Attention:  Mary Jane Henson

      Re:   RANGE RESOURCES CORPORATION
            6 3/8% Senior Subordinated
            Notes due 2015 (the "NOTES")
            Issued under the Indenture (the "INDENTURE") dated as as of March 9, 2005 relating to the Notes

Ladies and Gentlemen:

      Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

      [CHECK A OR B AS APPLICABLE.]

   [ ]A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

            1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

   [ ]B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

            1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

            2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

            3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              [NAME OF SELLER (FOR TRANSFERS)
                                 OR OWNER (FOR EXCHANGES)]

                              By: ____________________________________
                                  Name:
                                  Title:
                                  Address:

Date: _________________

                                                                       EXHIBIT F

                              Rule 144A Certificate


                                                ---------, ----


J.P. Morgan Trust Company, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002-3009

Attention:  Mary Jane Henson

      Re:    RANGE RESOURCES CORPORATION
             6 3/8% Senior Subordinated
             Notes due 2015 (the "NOTES")
             Issued under the Indenture (the "INDENTURE") dated as as of March 9, 2005 relating to the Notes

Ladies and Gentlemen:

      TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

      This Certificate relates to:

      [CHECK A OR B AS APPLICABLE.]

   [ ]A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

   [ ]B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

      We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              [NAME OF PURCHASER (FOR TRANSFERS)
                                 OR OWNER (FOR EXCHANGES)]

                              By: __________________________________
                                  Name:
                                  Title:
                                  Address:

Date: _________________

                                                                       EXHIBIT G

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

To:   J.P. Morgan Trust Company, National Association
      600 Travis Street, Suite 1150
      Houston, Texas  77002-3009

      Attention:  Mary Jane Henson or

      [Name of DTC Participant]]

      Re:    RANGE RESOURCES CORPORATION
             6 3/8% Senior Subordinated
             Notes due 2015 (the "NOTES")
             Issued under the Indenture (the "INDENTURE") dated as as of March 9, 2005 relating to the Notes

Ladies and Gentlemen:

      We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

      We hereby certify as follows:

      [CHECK A OR B AS APPLICABLE.]

   [ ]A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

   [ ]B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [NAME OF BENEFICIAL OWNER]

                              By: __________________________________
                                  Name:
                                  Title:
                                  Address:

Date: _________________


                                    [FORM II]

                       Certificate of Beneficial Ownership

To:    J.P. Morgan Trust Company, National Association
       600 Travis Street, Suite 1150
       Houston, Texas  77002-3009

       Attention:  Mary Jane Henson

Re:    RANGE RESOURCES CORPORATION
       6 3/8% Senior Subordinated
       Notes due 2015 (the "NOTES")
       Issued under the Indenture (the "INDENTURE") dated as as of March 9, 2005 relating to the Notes

Ladies and Gentlemen:

      This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

      We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Yours faithfully,

                              [Name of DTC Participant]

                              By: __________________________________
                                  Name:
                                  Title:
                                  Address:

Date: _________________

                                                                       EXHIBIT H

                      Temporary Offshore Global Note Legend



THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

                                                                       EXHIBIT I

                                    Guarantee


      Each of the Subsidiary Guarantors hereby, jointly and severally and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and premium and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest on premium and interest on, the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

      The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture (including the subordination provisions thereof) are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each of the Subsidiary Guarantors and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders of Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, any Subsidiary Guarantor that satisfies the provisions of Section 11.04 of the Indenture shall be released of its obligations hereunder. This is a Guarantee of payment and not a, guarantee of collection.

      This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and the Indenture and
(ii) the amount, if any, which would not have (A) rendered such

Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Code and in the Debtor and Creditor law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                    RANGE ENERGY I, INC.

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                    PMOG HOLDINGS, INC.

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                    Range HoldCo, Inc.

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________

                                    Range Production Company

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                    Range Energy Ventures
                                    Corporation

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                    Gulfstar Energy, Inc.

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                    Range Energy Finance Corporation

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                     RB OPERATING COMPANY

                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________


                                       4